EXHIBIT 10.4




______________________________________________________________

           JOINT VENTURE AND SHAREHOLDERS' AGREEMENT



                           between



               MITSUBISHI MATERIALS CORPORATION

                             and

               P.T. FREEPORT INDONESIA COMPANY

                             and

                   FLUOR DANIEL ASIA, INC.





             entered into as of October 25, 1995

______________________________________________________________






          JOINT VENTURE AND SHAREHOLDERS' AGREEMENT

     THIS JOINT VENTURE AND SHAREHOLDERS' AGREEMENT is made as of this 25th day of October 1995 between MITSUBISHI MATERIALS CORPORATION ("MMC"), a company organized and existing under the laws of Japan; P.T. FREEPORT INDONESIA COMPANY ("FI"), a company established under the laws of the Republic of Indonesia which is also domesticated in the State of Delaware, U.S.A.; and FLUOR DANIEL ASIA, INC. ("FLUOR"), a company organized and existing under the laws of the State of California, U.S.A. (sometimes referred to individually as " Party" and together as the "Parties").

     WHEREAS, as  described  in " Gresik  Smelter  Project  -
Equity Partner's Philosophy," the Parties have agreed in principle to work together in a spirit of good faith and cooperation to develop, construct, own and operate a 200,000 metric ton per annum copper smelter and refinery to be located at Gresik, East Java, Indonesia (the "Project");

     WHEREAS, the  Parties  have  entered  into  that  certain
Project Planning Agreement dated  May 12, 1995  (the "Project
Planning Agreement")  concerning   the   preparation  of   a
feasibility study for the Project;

     WHEREAS, consistent with and in furtherance of the terms of the Project Planning Agreement, the Parties desire to form a foreign investment company under the provisions of Law No. 1 of 1967, as amended, and other applicable laws of the Republic of Indonesia (the "Project Company") to implement the Project;

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Parties hereby agree as follows:

ARTICLE 1.     DEFINITIONS AND INTERPRETATION.


1.1 Definitions. The following capitalized terms shall have the meanings in this Agreement as set forth below:

"AIP" shall mean that certain Agreement in Principle dated January 6, 1995 between MMC, Freeport-McMoran Copper & Gold Inc., a corporation organized under the laws of the State of Delaware, U.S.A. ("FCX") and Fluor Daniel Wright Ltd., a company organized and existing under the laws of the Province of British Columbia, Commonwealth of Canada.

"Auditor" means any independent firm of certified public accountants of good international repute, appointed by Project
Company and approved by a General Meeting of Shareholders.

"Basic Proportions" means the proportions in which the Parties own shares in the Project Company as set forth in
Section 3.2 and any subsequent modifications, supplements or amendments thereto.

"Concentrate Purchase and Sale Agreement" means the agreement in form and substance approved in writing by all of the Parties to be entered into between Project Company and FI pursuant to which FI will sell to Project Company, and Project Company will purchase from FI, 100% of the copper concentrates required for the operation of the Facilities, and any subsequent modifications, supplements or amendments thereto.

"EPC Agreement" means the agreement in form and substance approved in writing by all of the Parties to be entered into between Project Company and FLUOR or one of more of its Affiliates as the main contractor for the engineering, procurement and construction of the Facilities for the Project, and any subsequent modifications, supplements or amendments thereto.

"Feasibility  Study Expenses"   shall  have  the  meaning  as
defined in the Project Planning Agreement.

"Lease Agreement" means the agreement in form and substance approved in writing by all of the Parties to be entered into between the Project Company and PG pursuant to which PG will lease land to the Project Company required for the Facilities, and any subsequent modifications, supplements or amendments thereto.

"Major Contracts" means (i) the MMC Offshore Marketing Services Agreement, (ii) the PG Sulfuric Acid Agreement, (iii) the Lease Agreement, (iv) the MMC Offshore Operation and Technical Assistance Agreement, (v) the MMC License Agreement,
(vi) the Concentrate Purchase and Sale Agreement,(vii) the Project Financing Agreements, (viii) the EPC Agreement(s) (including major subcontracts), and (ix) the PG Facilities Agreement.

"MMC License Agreement" means the agreement in form and substance approved in writing by all of the Parties to be entered into between Project Company and MMC and/or one or more of its Affiliate(s) pursuant to which MMC and/or one or more of its Affiliates(s) will grant to Project Company a license of the Mitsubishi Process, and any subsequent modifications, supplements or amendments thereto.

"MMC Offshore Marketing Services Agreement" means the agreement in form and substance approved in writing by all of the Parties to be entered into between Project Company and MMC pursuant to which MMC will market products produced by the Project Company, and any subsequent modifications, supplements or amendments thereto.

"MMC Offshore Operation and Technical Assistance Agreement" means the agreement in form and substance approved in writing by all of the Parties to be entered into between Project Company and MMC and/or one or more of its Affiliates pursuant to which MMC and/or its Affiliates will provide management services to the Project Company, and any subsequent modifications, supplements or amendments thereto.

"MSK" means Mitsubishi Corporation, a company organized and existing under the laws of Japan.

"NMM" means Nippon Mining and Metals, Co., Ltd., a company organized and existing under the laws of Japan.

"Penalty Interest Rate"  means with respect  to amounts to be
paid  by  a  Party  in  U.S.   Dollars,  the  published  prime
commercial lending rate of at The Chase Manhattan Bank, National Association, from the due date of the payment as changed from time to time, plus 2% (such rate to be adjusted simultaneously with each change in such prime commercial lending rate) and calculated on the basis of a 365 days year and actual days elapsed.

"PG"   means P.T.  Petrokimia Gresik (Persero),  a State  owned
Indonesian limited liability company.

"PG Facilities Agreement" means the agreement in form and substance approved in writing by all of the Parties to be entered into between Project Company and PG pursuant to which PG will provide the use of certain facilities to the Project Company, and any subsequent modifications, supplements or amendments thereto.

"PG Sulfuric Acid Agreement" means the agreement in form and substance approved in writing by all of the Parties to be entered into between Project Company and PG pursuant to which PG will purchase from the Project Company, and Project Company will sell to PG the Project Company's sulfuric acid output and any subsequent modifications, supplements or amendments thereto.

"PMA Account" means the Indonesian bank account established by the Project Company and into which shall be deposited all amounts contributed by each Party to the Project Company for Shares issued by the Project Company to such Party, or for Subordinated Loans made by such Party to the Project Company.

"Production Date" means the date on which the Project begins commercial operation (as commercial operation is defined in the Project Loans).

"Project  Loans"  mean   the  loan  agreements in  form  and
substance approved in writing by all of the Parties to be entered into between Project Company and its lenders in regards to financing of the Project.

"ROI"  means  the Republic of Indonesia.

"Shareholder"  means a person who  owns shares in the  Project
Company.

"Share" or "Shares" means a share of common stock in the Project Company.

"Subordinated Loans" means a loan made by any Shareholder to the Company which by its terms is expressly made subordinate to the Project Loans.

"Subsidiary"  means   any  entity  in  which a  Party  to  this
Agreement holds, directly or indirectly, through one or more intermediaries, beneficial ownership of fifty percent (50%) or more of the voting shares or equity interests.

"Transfer" means  any   pledge,  mortgage,   hypothecation,
encumbrance, assignment,  sale,  conveyance   or  disposition,
whether voluntarily, by operation of law, at judicial sale or otherwise.

1.2 Construction

    a) In this Agreement, unless the context otherwise requires, the singular shall include the plural and vice versa and reference to a gender shall include any other gender.

    b)  Any reference herein  to a  Section or Sections  is a
        reference to  the referenced  Section or  Sections of
        this   Agreement   unless    otherwise   specifically
        provided.


ARTICLE 2.     ESTABLISHMENT OF PROJECT COMPANY

2.1 Organization and Registration. The Parties shall use their best efforts to have the Project Company organized and registered promptly under the laws of the ROI. The cost of the Notary who will review the Articles of Association prior to their submission to the ROI Ministry of Justice shall be treated as a preincorporation expense.

2.2 Articles of Association. At the time of organization and registration of Project Company, the Parties shall cause Project Company to register the Articles of Association in the form attached hereto as Attachment "A," unless otherwise required by the ROI Ministry of Justice and approved in writing by all the Parties. The Parties acknowledge that the provisions of this Agreement are more detailed in certain respects than the Articles of Association and the Parties agree that in such cases the more detailed provisions of this Agreement, as among the Parties, shall be applicable. In the event of any conflict between the provisions of this Agreement and the Articles of Association, this Agreement shall control and the Parties shall to the extent permitted by applicable law amend the Articles of Association to the extent of any such conflict, so as to be consistent with the provisions of this Agreement.

2.3 Ratification by Project Company. The Parties shall cause the Project Company to ratify and agree to be bound by this Agreement as if it were a party hereto and to carry out the management and administration and its businesses in accordance with the terms and conditions of this Agreement, and to perform all obligations intended under this Agreement to be undertaken or performed by the Project Company.


ARTICLE 3.     CAPITAL,  SHARES, AND SUBORDINATED LOANS

3.1 Initial Authorized Capital/Shares/Par Value. The Project Company shall be incorporated with an initial authorized capital (the "Initial Authorized Capital") of Rp
191,275,000,000 (One Hundred Ninety-One Billion, Two Hundred Seventy-Five Million Rupiah) [US$ 87,500,000 (Eighty-Seven Million, Five Hundred Thousand United States Dollars)], to be divided into Shares of par value Rp218,600 (Two Hundred Eighteen Thousand, Six Hundred Rupiah) [US$100 (One Hundred United States Dollars)] each.

3.2  Subscription for Initial Issued  Capital.     The initial
issuance of authorized capital (the "Initial Issued Capital") shall be Rp 191,275,000,000 (One Hundred Ninety-One Billion,
Two  Hundred   Seventy-Five  Million   Rupiah   [US$87,500,000
(Eighty-Seven Million, Five Hundred Thousand United States Dollars)], represented by Eight Hundred Seventy-Five Thousand (875,000) Shares. The Parties agree to subscribe for and
accept the  Shares  of the  Initial  Issued  Capital   in  the
following ratio:



 Party    Number of Shares   Subscription        Basic
                                Amount         Proportion
-------- -----------------  -------------      ----------

 MMC          612,500       US$61,250,000          70%

 FI           175,000       US$17,500,000          20%

 FLUOR         87,500       US $8,750,000          10%



3.3 Initial Payment for Initial Issued Capital. Provided that all conditions precedent to such payment as set forth in
Section 3.8 have been satisfied, each Party shall pay ten percent (10%) of the subscription amount for the Initial Issued Capital specified in Section 3.2 within fourteen (14) days after approval of the Articles of Association by the ROI Ministry of Justice. Payment shall be made in cash in U.S. Dollars, in a lump sum into the PMA Account or Accounts without any right of set-off.

3.4  Payment  of  the  Initial  Issued  Capital   Subscription
Balance. In accordance with the Financial Plan and the provisions of this Agreement, the Board of Directors may, subject to approval by the General Meeting of Shareholders, call further payments by the Parties for the Initial Issued Capital until the Shares subscribed to in Section 3.2 are fully paid-up. The Board of Directors may call such payments, subject to approval by the General Meeting of Shareholders, in U.S. Dollars at such times and in such amounts as may be necessary to meet the expenditures of the Project Company in accordance with the Financial Plan. On each call for further payment, each Party shall pay in cash in the amount due without any right of set-off within thirty (30) days from the date of the notice into the PMA Account or Accounts of Project Company opened for that purpose without any right of setoff. All Shares subscribed for in Section 3.2 must be fully paid up on or before the Production Date in accordance with the Financial Plan.

3.5 Increase of Authorized Capital Amount Prior to Production Date. Notwithstanding the Articles of Association, prior to the Production Date the Board of Directors may resolve, in accordance with the Financial Plan and the provisions of this Agreement and subject to approval by the General Meeting of Shareholders, that the Project Company shall increase its authorized capital amount and/or the amount of Subordinated Loans at such times and in such amounts as may be necessary to meet the expenditures of the Project Company in accordance with the Financial Plan. Upon approval by the General Meeting of Shareholders, the shares representing the increased authorized capital amount and/or the additional Subordinated Loans shall be offered to and subscribed to and/or lent by each of the Parties in its Basic Proportion. Each Party shall pay in cash in U.S. Dollars, without any right of set-off, the amount due into the PMA Account or Accounts of Project Company opened for that purpose within fourteen (14) days after approval of the amendment of the Articles of Association by the ROI Ministry of Justice.

3.6 Making of Subordinated Loans. In addition to the capital subscriptions set forth in Sections 3.2 and 3.5, as such time or times as set by the Board of Directors and approved by the General Meeting of Shareholders in accordance with the Financial Plan and the Project Loans, each Shareholder agrees to make Subordinated Loans to the Project Company in U.S. Dollars in the following aggregate principal amounts:


 Party            Principal Amount              Basic
                                              Proportion
-------           ----------------            ----------
 MMC               US$96,250,000                  70%

 FI                US$27,500,000                  20%

 FLUOR             US$13,750,000                  10%


The terms of the Subordinated Loans, including the Loan period(s), the interest rate(s), repayment terms, subordination, priority, etc. shall be determined by the Board of Directors in accordance with the Financial Plan and the Project Loans, and approved by a General Meeting of Shareholders.

3.7  Default  in   Payment  of   Subscription  or   Making  of
Subordinated Loans.

     a)   If any  Party (in  this Section,  hereinafter called
the "Defaulting  Party")  fails  to  fulfill   any  of  its
obligations (i) to make subscription payments for the Initial Authorized Capital, (ii) to make subscription payments for additional Shares issued as a result of an increase in authorized capital prior to the Production Date, or (iii) to make a Subordinated Loan when due, the Project Company or any non-defaulting Party may immediately serve notice on the Defaulting Party, with copies to all other Parties, declaring the Defaulting Party to be in default and requiring it to remedy such default in full within ten (10) days of the date of the notice. Interest on overdue amounts shall be payable by the Defaulting Party to Project Company at the Penalty Interest Rate from the date payment was due until paid. All the rights, but not the obligations, of the Defaulting Party as a Shareholder, lender of Subordinated Loans, and Party to this Agreement shall be suspended for as long as such default is unremedied or until the Party ceases to be a Shareholder and/or lender of Subordinated Loans.

     b) Upon the expiration of the ten (10) day period described in Section 3.7(a) without remedy of the default, each non-defaulting Party shall have the right to acquire all or any portion of the Shares held by the Defaulting Party and assume all or any portion of the Subordinated Loans held by the Defaulting Party by giving notice thereof within thirty
(30) days. If the total number of Shares or total amount of Subordinated Loans for which such notice has been given exceeds the total number of Shares or Subordinated Loans held by the Defaulting Party then each Party giving notice (in this Section, hereinafter called "Accepting Party") may acquire at least the number of Shares and may assume at least the amount of Subordinated Loans that bears the same ratio to the total number of Shares or Subordinated Loans (as the case may be) of the Defaulting Party that such Accepting Party's Basic Proportion bears to the aggregate Basic Proportions of all the Accepting Parties. The Defaulting Party shall transfer the appropriate number of its Shares and assign the appropriate amount of its Subordinated Loans to each of the Accepting Parties within ten (10) days of receipt of such notice from the Accepting Party. The purchase price for the Shares to be paid by the Accepting Party shall be fifty percent (50%) of the aggregate amount paid up on such Shares by the Defaulting Party, or the book value of such Shares as determined by the Auditor, whichever is less. The Accepting Party shall also pay to the Project Company the unpaid balance of any Shares that are not fully paid. The purchase price for the Subordinated Loans shall be fifty percent (50%) of the aggregate outstanding principal and interest then due on the Subordinated Loans to the Defaulting Party. In either case the purchase price shall be paid on the date the Accepting Party receives the Shares or the assignment of the Subordinated Loans from the Defaulting Party, or, in the case of the Shares, as soon thereafter as the book value may be determined by the Auditor.

     c) If the total number of Shares or the total amount of the Subordinated Loans accepted or assumed by the Accepting Parties is less than the total number of Shares owned or total amount of outstanding Subordinated Loans held by the Defaulting Party, the Defaulting Party shall be required to sell any remaining Shares and assign any remaining Subordinated Loans to a third party, designated by the Board of Directors and approved by a General Meeting of Shareholders, for the same price and payment terms as provided in Section 3.7 (b) in the case of Transfer to an Accepting Party. The third party shall also pay to the Project Company the unpaid balance of any Shares that are not fully paid. For the execution of such sale of Shares and assignment of Subordinated Loans to a third party, the Board of Directors shall be empowered for and on behalf of the Defaulting Party to apply to, appear before, submit information, obtain approval from the competent authorities and to take any other action to accomplish the above Transfer of Shares and Subordinated Loans.

3.8  Conditions to Payment of Subscriptions  and  Making  of
Subordinated Loans.

     The Parties' obligation to make subscription payments and Subordinated Loans in accordance with Sections 3.3, 3.4, 3.5, and 3.6 shall be subject to the satisfaction of the conditions listed in Section 3.1 of the Project Planning Agreement.


ARTICLE 4.          PREEMPTIVE RIGHTS

4.1 Increase in Authorized Capital After the Production Date. If, after the Production Date, the Board of Directors shall determine that the Project Company should increase its authorized capital, the Board of Directors shall give notice to the Shareholders and set a General Meeting of Shareholders for approval of the authorized capital increase. If approved by the General Meeting of Shareholders, the increase in the authorized capital of the Project Company shall take effect when the Articles of Association are duly amended and, when necessary, any Government approvals have been obtained.

4.2 Preemptive Rights of Parties. Each Party shall be entitled to subscribe for its proportionate share of any additional Shares issued by the Project Company as a result of an increase in the authorized capital as specified in Section
4.1. Upon receipt of notice from the Board of Directors of Project Company's intention to issue additional Shares, each Party shall notify the Project Company within thirty (30) days whether it intends to purchase its proportionate Share of the additional Shares to be issued. If the total number of Shares for which the Parties have exercised such pre-emptive right exceeds the total number of Shares to be issued, then each Party exercising such pre-emptive right may acquire at least the number of Shares that bears the same ratio to the total number of Shares to be issued that such Party's Basic Proportion bears to the aggregate Basic Proportion of all Parties giving such notice.

4.3 Consequences of Failure to Subscribe for Full Proportionate Share. Should any Party elect not to subscribe for its full proportionate share of the Shares then being
offered  (a  "Non-Subscribing  Party"),  then   such   Non-
Subscribing Party shall thereafter have no greater rights than any person or entity not a Party to this Agreement to subscribe for Shares later offered by the Project Company. In the event any Party fails to notify the Board of Directors in writing within such thirty (30) day period that it will subscribe to all of its proportionate share of the new Shares to be issued, or notifies the Board of Directors in writing that it will not subscribe to such new Shares or will subscribe to fewer new Shares than those to which it is entitled, then the Board of Directors shall first offer such Shares (the "Non-Subscribing Party Shares") to the other Parties. Each Party receiving such notice shall have thirty
(30) days to notify the Project Company whether it desires to purchase its proportionate share of the Non-Subscribing Party Shares. If the total number of Non-Subscribing Party Shares desired by the other Parties exceeds the total number of Non-Subscribing Party Shares to be issued, then each Party desiring Non-Subscribing Party Shares may acquire at least the number of Non-Subscribing Party Shares that bears the same ratio to the total number of Non-Subscribing Party Shares to be issued that such Party's Basic Proportion bears to the aggregate Basic Proportion of all Parties giving such notice;
provided         that         should         any         Party
accept in writing less than the number of Shares to which he would be entitled under the foregoing, such Party shall be entitled only to the number of Shares it has so accepted, and the remaining Shares shall be divided proportionately as above among those Parties who have accepted more than the number of Shares to which they would be entitled in accordance with the foregoing. If the other Parties do not subscribe for Non-
Subscribing Party Shares within the time limits established above, then the Board of Directors may offer such Shares to third parties, with the prior approval of a General Meeting of Shareholders.


ARTICLE 5.     TRANSFER OF SHARES OR SUBORDINATED LOANS

5.1 Approval Required for Transfer. Except as otherwise provided herein, or except as may be approved in writing by all of the Parties, none of the Parties nor any person acting by authority of or for any of the Parties shall Transfer any or all of its right, title or interest in its respective Shares or its Subordinated Loans, all such right, title and interest of each of the Parties being personal and non-transferable and non-assignable except as otherwise specified in this Agreement.

5.2 Prohibition on Certain Transfers. Except as specifically provided herein, no Shareholder shall Transfer any interest in its Shares or its Subordinated Loans prior to the Production Date. Nor shall any Party, without the written consent of the other Parties or except in the case of a Transfer pursuant to
Section 5.4 or 5.8, make any Transfer as a result of which either the transferring Party or its transferee shall own less than five percent (5%) of all Shares of the Project Company then issued.

5.3  Right of First Offer.

     a) No Party (a "Transferring Party") shall Transfer any of its Shares or Subordinated Loans to any third party, unless it shall have first offered to sell such Shares and assign such Subordinated Loans by written notice to all the other Parties and the Board of Directors. The written notice shall contain a description of the number of Shares offered for sale and the amount and terms of the Subordinated Loans offered for assignment, the price sought by the Transferring Party, and any other material information necessary for the other Parties to make an informed decision whether to purchase the Shares and/or assume the Subordinated Loans.

     b) Within (30) thirty days following receipt of the notice from the Transferring Party, each Party shall give written notice to all other Parties and the Board of Directors of its decision whether to purchase all or any portion of such Shares and/or assume all or any portion of such Subordinated Loans. If the total number of Shares for which Parties have exercised such right exceeds the total number of Shares offered, or the total amount of Subordinated Loans for which Parties have exercised such right exceeds the total amount of Subordinated Loans offered, then each Party exercising such right may acquire at least the number of Shares and assume at least the amount of Subordinated Loans that bears the same ratio to the total number of Shares or Subordinated Loans offered that such Party's Shares or Subordinated Loans bear to the total number of Shares or Subordinated Loans of all Parties exercising such right; provided that should any Party accept in writing less than the number of Shares or amount of Subordinated Loans to which he would be entitled under the foregoing, such Party shall be entitled only to the number of Shares or amount of Subordinated Loans it has so accepted, and the remaining Shares and Subordinated Loans offered for Transfer shall be divided proportionately as above among those Parties who have accepted more than the number of Shares or amount of Subordinated Loans to which they would be entitled in accordance with the foregoing.

     c) Notwithstanding the  right of  first offer  stated in
        Section 5.3 a) and b), in the event that the total number of Shares or Subordinated Loans accepted in writing as provided in Section 5.3 b) is less than all of the Shares or Subordinated Loans offered for Transfer, the Transferring Party may:

         i) withdraw in whole or in part its offer to Transfer the number of Shares and amount of Subordinated Loans offered; or

         ii) Transfer (A) all of the Shares and/or Subordinated Loans offered (including those accepted), or (B) if the Transferring Party so determines, only Transfer those Shares or Subordinated Loans that were not accepted by the other Parties. In either case, the Transfer shall be made only to a third party who is financially responsible and of generally recognized good business repute at terms no more favorable than offered to the Parties, after the Transferring Party has notified the other Parties of the identity of the proposed purchaser and the terms of the proposed Transfer, and after the Transferring Party has received the consent of the General Meeting of Shareholders, and any Government approvals required for the proposed Transfer.

5.4  Consent to Certain Transfers by MMC and FLUOR.

     a) Notwithstanding the provisions of Sections 5.1, 5.2 and 5.3 or the Articles of Association, MMC shall have the absolute right to Transfer up to nineteen and nine-tenths percent (19.9%) in total of the
        issued  Shares   of  the   Project  Company   and  an
        equivalent amount of the Subordinated Loans to MSK and/or NMM, and/or, subject to the transferee being
        of  financial  standing   acceptable  to   the  other
        Parties, in their reasonable determination, any other Japanese company(ies) engaging in the copper smelting business or trading business, provided that the transferee company(ies) agree to be bound to all of the terms and conditions hereof and the Articles of Association. N o guarantees or other support from MMC shall be required to effectuate such Transfer of Shares and Subordinated Loans by MMC. Each Party agrees to vote in favor of such Transfer at a General Meeting of Shareholders at the request of MMC.

    b) Notwithstanding the provisions of Sections 5.1, 5.2 and 5.3 or the Articles of Association, at any time within three (3) years and three and one-half (3-1/2) years after the Production Date, FLUOR shall have the absolute right to Transfer its issued Shares of the Project Company and its Subordinated Loans to FI. N o guarantees or other support from FLUOR shall be required to effectuate such Transfer of Shares and Subordinated Loans by FLUOR. Each Party agrees to vote in favor of such Transfer at a General Meeting of Shareholders at the request of FLUOR.

5.5  Consent  to   Certain   Transfers   to   Subsidiaries.
Notwithstanding the provisions of Section 5.1, 5.2 and 5.3 or the Articles of Association, any Party shall have the right to Transfer its Shares and Subordinated Loans to a Subsidiary, provided that either of the following conditions are met:

  a) such Subsidiary shall be of financial standing acceptable to the other Parties (which acceptance shall not be unreasonably withheld); or

  b) the transferring Party shall remain jointly and severally liable for its obligations assumed under this Agreement.

Notwithstanding the above:

  c) without the written consent of the other Parties or except in the case of a Transfer pursuant to Section 5.4 or 5.8, no Party shall make any Transfer as a result of which either the transferring Party or its Subsidiary shall own less than five percent (5%) of all Shares of the Project Company then issued; and

  d) no such Subsidiary shall  cease to  be  a   fifty percent
     (50%)  or more owned   Subsidiary of a Party without first
     transferring all of the said Shares and Subordinated Loans to the Party or to another fifty percent (50%) or more owned Subsidiary of the Party.

5.6 Consent to Share Pledges in Connection With the Project Loans. Notwithstanding the provisions of Section 5.1, 5.2 and
5.3 or the Articles of Association, the Parties hereby consent to a hypothecation or pledge of Shares if such hypothecation or pledge is required in connection with the execution or performance of the Project Loans.

5.7 Party's Right to Assign Shareholder Rights and Subordinated Loans. Should applicable laws, regulations or decrees of the ROI at any time limit the ability of any Party to fully exercise the rights granted to it pursuant to this Agreement and the Articles of Association, then such Party shall have the right to assign all of the rights and privileges conferred upon it under this Agreement and the Articles of Association to any other person or entity qualified to hold its Shares and Subordinated Loans (the "Qualified Transferee") and such Qualified Transferee shall be entitled to all of the privileges and to exercise all of the rights of such Party; provided, however, that such Qualified Transferee shall agree to be bound to all of the terms and conditions hereof.

5.8  Mandatory Participation  by a  Third Party  in  the Share
Capital of the Project Company.

     a) If, in the sole discretion of the Board of Directors, it becomes necessary in connection with the acquisition of the land for the Project, in connection with obtaining financing for the Project, or in order to comply with Indonesian laws, regulations and decrees, for a third party to acquire an interest in the share capital of the Project Company (the "Third Party Shareholder"), the Parties agree that Shares and Subordinated Loans shall be tendered to the Third Party Shareholder in accordance with the procedure set forth in this Section 5.8.

     b) Before the Project Company issues new Shares to a Third Party Shareholder, if so requested by the Board of Directors FLUOR shall first make an irrevocable tender in writing to Transfer to the Third Party Shareholder the number and type of Shares and amount and type of Subordinated Loans specified by the Board of Directors at the amount actually paid for the Shares by FLUOR, plus the outstanding principal amount and accrued interest of the Subordinated Loans. FLUOR shall send a copy of the tender to the other Parties and the Board of Directors. The tender shall be open for ninety (90) days from receipt by
        the  Third  Party   Shareholder  and   the  Board  of
        Directors.   If   accepted   by   the   Third   Party
        Shareholder, FLUOR shall promptly Transfer the Shares and assign the Subordinated Loans to the Third Party Shareholder upon receipt of payment therefor.

     c) If (i) the mandatory participation by the Third Party Shareholder is required within three (3) years after
        the Production Date,   and (ii)  FLUOR no  longer owns
        any issued Shares nor holds any Subordinated Loans, then, before the Project Company shall issue new Shares to a Third Party Shareholder, if so requested
        by  the  Board   of  Directors,  FI   shall  make  an
        irrevocable tender in writing to Transfer to the Third Party Shareholder the number and type of Shares
        and   the  amount  and  type   of  Subordinated  Loans
        specified by  the Board  of Directors  at  the amount
        actually  paid  for   the  Shares  by   FI  plus  the
        outstanding principal amount and accrued interest of the corresponding portion of the Subordinated Loans. FI shall send a copy of the tender to the other Parties and the Board of Directors. The tender shall be open for ninety (90) days from receipt by the Third Party Shareholder and the Board of Directors. If accepted by the Third Party Shareholder, FI shall promptly Transfer the Shares and Subordinated Loans to the Third Party Shareholder upon receipt of payment therefor. In the event that FI is required to Transfer Shares to a Third Party Shareholder in accordance with this subsection c) and if, as a result, FI retains ten percent (10%) or more of the issued Shares of the Company , the other Parties agree
        to  revise  the  Articles   of  Association  and  any
        affected provisions of this Agreement as necessary such that FI shall retain, despite such forced Transfer of Shares, the shareholder veto rights it had prior to the Transfer pursuant to the Articles of Association. Furthermore, in the case of a forced
        transfer  of  Shares   from  FI  to   a  Third  Party
        Shareholder in accordance with this subsection c) where FI retains ten percent (10%) or more of the
        issued  Shares   of  the   Company ,  pending   formal
        amendment of the Articles of Association and this Agreement, the Parties agree that FI shall continue to have the same veto rights specified in the Articles of Association as though it were an owner of twenty percent (20%) of the issued Shares of the Project Company.

     d) In the event of a forced Transfer in accordance with Subsections 5.8 b) or c), the transferring Party shall transfer to the Third Party Shareholder good and marketable title to the Shares and Subordinated
        Loans, and shall, prior to the Transfer, be responsible to satisfy in full any liens, pledges, or other encumbrances on the Shares and Subordinated
        Loans other than liens, pledges or encumbrances arising in connection with the Project Loans.

5.9  New Shareholder to Become Bound by this Agreement.
     Any transferor of Shares and Subordinated Loans shall, before the transfer is effected, cause the transferee (other than the Parties) to submit to all the other Parties a written confirmation and agreement in a form reasonably satisfactory to all such Parties to the effect that the transferee acknowledges all the provisions of this Agreement and agrees to be bound by and to comply with all the provisions applicable to the transferor as if the transferee were originally a party to this Agreement.

5.10 Obligations Continuing. In the event any of the Parties ceases to own Shares and hold Subordinated Loans, such Party shall cease to be a Party to this Agreement and shall thereafter not be entitled to any rights or benefits under this Agreement. However, such Party shall not be released from any outstanding obligations hereunder (including the Party's duty of Confidentiality as stated in Article 18), in the Major Contracts or under any guarantee unless the guarantee obligation is duly assumed by the transferee and the transferor is released with the written consent of the other Parties.


ARTICLE 6.     BOARD OF DIRECTORS; PRESIDENT DIRECTOR.

     The Project Company shall be managed by a Board of Directors to be elected at the General Meeting of
Shareholders. The Board of Directors shall consist of not less than three (3) and not more than fourteen (14) Directors. The initial number of Directors shall be three (3), but shall be increased shortly after establishment of the Project Company to eleven (11). Each Shareholder who holds nine percent (9%) or more of the issued Shares shall have the right to nominate one or more Directors. The number of Directors that each such Shareholder shall have the right to nominate shall be calculated by first dividing the Shareholder's percentage ownership of all issued and outstanding Shares of the Project Company by the number nine (9), then rounding any resulting fraction up or down to the nearest whole integer(a resulting fraction of one-half shall be rounded up). Each Party covenants and agrees to vote as a Shareholder so as to elect as Directors the individuals nominated by each Shareholder who is entitled to do so. Each nominating Party shall cause its nominated individual(s) to abide by the terms and conditions of this Agreement. MMC shall have the right to designate one of the Directors it nominates to be the President Director.


ARTICLE 7.      BOARD OF COMMISSIONERS; PRESIDENT COMMISSIONER.

     The Project Company shall have a Board of Commissioners to be elected at the General Meeting of Shareholders. The Board of Commissioners shall consist of not less than three
(3) and not more than five (5) Commissioners. The initial number of Commissioners shall be four (4). Each Shareholder who holds twenty percent (20%) or more of the issued Shares shall have the right to nominate one or more Commissioners. The number of Commissioners that each such Shareholder shall have the right to nominate shall be calculated by first dividing the Shareholder's percentage ownership of all issued Shares of the Project Company by the number twenty (20), then rounding any resulting fraction up or down to the nearest whole integer (a resulting fraction of one-half shall be rounded up). Each Party covenants and agrees to vote as a Shareholder so as to elect as Commissioners the individuals nominated by each Shareholder who is entitled to do so. Each nominating Party shall cause its nominated individual(s) to abide by the terms and conditions of this Agreement. MMC shall have the right to designate one of the Commissioners it nominates to be the President Commissioner.


ARTICLE 8.     GENERAL PROVISIONS  RELATING  TO DIRECTORS  AND
COMMISSIONERS

8.1 Dismissal. Each nominating Party may at any time by advising the other Shareholders request the dismissal of such Directors or Commissioners as have been so nominated by it and request the replacement of such dismissal Directors or Commissioners by other nominated individual(s). Each Party hereby covenants and agrees to vote as a Shareholder so as to appoint the selected replacements and dismiss the selected Directors or Commissioners as the case may be.

8.2 Vacancy. In the event that the office of a Director or Commissioner becomes vacant by reason of death, resignation, removal or otherwise, the Parties agree to cause the election of a successor from nominees of that Party which originally nominated the Director or Commissioner concerned.


ARTICLE 9.     DIVIDEND POLICY

     The Project Company shall declare and distribute by way of dividends all profits legally available for that purpose after setting aside such reserves as may be required by law or by the General Meeting of Shareholders as provided in the Articles of Association.

ARTICLE  10.     EXECUTION  OF   AGREEMENTS;  PREINCORPORATION
EXPENSES

10.1 Execution of Agreements. Immediately upon the incorporation and registration of the Project Company, or at such later date as the Board of Directors may decide, the Parties shall cause the Project Company to execute and deliver each of the Major Contracts to which it is a party and concurrently each Party shall execute and deliver each of the Major Contracts to which it is a party; provided that in each case each such Party's obligation to enter into such Major Contracts shall be subject to such documentation being in form and substance satisfactory to it after negotiation in good faith in accordance with the principles set forth in this Agreement.

10.2 Reimbursement of Incorporation Expenses. All pre-incorporation costs and expenses of the Project Company approved by the Board of Directors and reasonably incurred in connection with the incorporation of the Project Company, including but not limited to legal and notarial fees, shall be borne by the Project Company. All other expenses incurred by any Party in connection herewith or otherwise relating to the Project shall be borne by the Party so incurring such expenses or shall be reimbursed by the Project Company in accordance with the Project Planning Agreement.

10.3 Reimbursement of Feasibility Study Expenses. Promptly after its formation and subject to the availability of funds, the Project Company shall reimburse any Party which has subscribed and fully paid in cash for its proportionate number of Shares in the capital of the Project Company for all Feasibility Study Expenses actually paid by such Party pursuant to the terms of the Project Planning Agreement.


ARTICLE 11.  FINANCING

11.1 Financial Plan. As soon as feasible after the execution of this Agreement, the Parties shall cause the Project Company to adopt a Financial Plan (the "Financial Plan"), which shall have been approved in writing by all of the Parties and which shall contain a detailed plan of the financial requirements of the Project and the funding thereof for a period of three (3) years. In addition, not later than November 1st of each year, the Board of Directors shall prepare and provide to the Shareholders for their approval an annual operating and capital budget. For reference purposes only in relation to the annual budgets, the Board of Directors shall also prepare a rolling three (3) year business plan. The rolling three (3) year plan shall not require the approval of a General Meeting of Shareholders.

11.2 Financing and Guarantees. The Parties confirm that the Project Company shall use its best efforts to procure on the basis of its own resources the funds and financial facilities it requires in accordance with the approved Financial Plan, by using its assets as security. In the event, however, that the Project Company lenders require Shareholder guarantees, Shareholder loans, Subordinated Loans or other forms of Shareholder support ("Shareholder Support"), such Shareholder Support shall be provided by the Parties severally, and not jointly, shall be proportionate to their respective Basic Proportions at the time of provision of any such Shareholder Support and upon such terms and conditions as all of the Parties shall mutually agree, and, in no event shall exceed a total of US$300,000,000 for all Parties in the aggregate. If any Party fails to fulfill any of its obligations to provide Shareholder Support pursuant to this Article after all Parties have agreed to the form and substance of such Shareholder Support to be provided, such Party shall be deemed to be a Defaulting Party within the meaning of Section 3.7 hereof and the provisions of such Section shall apply mutatis mutandis with respect to such failure and such Defaulting Party.

11.3 Share and Subordinated Loan Transfers. In the event that any Party Transfers its Shares and/or Subordinated Loans in the Project Company, the transferor shall arrange that its guarantee or loan obligations shall be duly assumed by the transferee consistent with the percentage of the Shares and amount of Subordinated Loans Transferred, unless such transferee is prohibited or precluded from providing any guarantee or making such loan(s) under the laws, regulations and policies of the ROI, in which case the transferring Party shall continue to assume its guarantee or loan obligations.


Article 12.    COVENANTS

12.1 General. Each of the Parties agrees and covenants that it will work diligently on all major aspects of the Project including, but not limited to, facility design, securing of financing, start-up and operation of the Project.

12.2 Governmental Approvals. Each of the Parties agrees and covenant that it shall during the term of this Agreement exert its best efforts to procure all of the required government approvals and licenses for the establishment and continuance of the Project Company and the attainment of the Project
Company's objectives, including but not limited to all authorizations required under the Foreign Capital Investment Law and regulations.

12.3 Execution Of Other Agreements. Each of the Parties covenants and agrees to enter into and execute such other documents as are necessary to give full effect to the provisions of this Agreement.

12.4 Competition With The Project Company. Each Party may, from time to time, be engaged in businesses which are directly or indirectly in competition with the business of the Project Company. While the Parties intend that each Party shall be free to compete with each other Party and with the Project Company, the Parties agree that none of the Project Information or other information which has been obtained concerning the Project or the Project Company shall be used by any Party to the detriment of the other Parties or the Project Company.

12.5 MMC Guaranteed Return. FI and FLUOR each agree that to the extent the Project does not provide an average annual simple return (after Indonesian taxes) of thirteen percent (13%) on MMC's total capital contribution (which shall include its Subordinated Loans) to the Project Company (the "Target Return") during the first twenty (20) years after the Production Date (the "Return Adjustment Period"), then (a) FI will assign to MMC up to one hundred percent (100%) of any returns it may be entitled to receive from the Project and (b) FLUOR will assign to MMC up to fifty percent (50%) of any returns it may be entitled to receive from the Project, with such assignments to be prorated based on a 20:5 ratio as between FI and FLUOR, until such time as MMC has achieved an average annual simple return equal to the Target Return; provided, however, that if MMC's average annual simple return shall at any time exceed the Target Return during the Return Adjustment Period, then MMC shall assign such excess returns based on a 20:5 ratio to FI and FLUOR until such time as FI and FLUOR have been reimbursed for all amounts which FI and FLUOR previously assigned to MMC.

ARTICLE 13.     TERM OF THIS AGREEMENT

     This Agreement shall remain  in force and  effect as long
as  Project  Company   continues  to  exist,   unless  earlier
terminated as provided for in this Agreement.

ARTICLE 14.    DEFAULT

14.1 Default.  Any of the following will constitute a Default:

     (a) If any of the Parties shall be declared insolvent or bankrupt, or make an assignment or other arrangement for the benefit of creditors;

     (b)  If  any  of  the  Parties  shall   be  dissolved  or
          liquidated; or

     (c) If any of the Parties shall at any time be in default in any material respect in the performance of any of its obligations under this Agreement or otherwise commit any material breach of this Agreement, and such default or breach shall continue for a period of sixty (60) days after a written notice demanding rectification of such default or breach has been given by Project Company or any other Party to the Defaulting Party, and, provided further, such Default has been acknowledged by the Defaulting Party or confirmed by an arbitrator's judgment as provided in Article 16.

14.2 Effect of Default. Upon the occurrence of a Default, without prejudice to any other rights and remedies of the Non-defaulting Parties or Party, the rights of the Defaulting Party under this Agreement shall be suspended pending sale of the Defaulting Party's Shares as provided in Section 14.3 or for so long as the Default is unrectified.

14.3 Share Purchase Right. In the event of a Default after the establishment of Project Company, each of the Non-defaulting Parties shall have the right to purchase all or any part of the Shares and assume all or any part of the Subordinated Loans held by the Defaulting Party, at the price determined in accordance with Section 14.4, by giving notice ("an Exercise Notice") thereof to all the Parties within sixty (60) days after the Default occurs. If the total number of Shares and amount of Subordinated Loans for which Parties have exercised such right exceeds the total number of Shares and Subordinated Loans offered, then each Shareholder exercising such right may acquire at least the number of Shares and amount of Subordinated Loans that bears the same ratio to the total number of Shares and Subordinated Loans held by the Defaulting Party that such Party's Basic
Proportion                      bears                       to
the aggregate Basic Proportions of all Parties exercising such right; provided that should any Party accept in writing less than the number of Shares and/or Subordinated Loans to which it would be entitled under the foregoing, such Party shall be entitled only to the number of Shares and/or Subordinated
Loans it has so accepted, and the remaining Shares and Subordinated Loans offered for sale or assignment shall be divided proportionately as above among those Parties who have accepted more than the number of Shares and/or Subordinated Loans to which they would be entitled in accordance with the foregoing. If the total number of Shares or Subordinated Loans for which Parties have exercised such right is less than the total number of Shares or Subordinated Loans offered, then the Board of Directors may offer such Shares or Subordinated Loans to third parties, with the prior approval of a General Meeting of Shareholders.

14.4 Share Price. For the purpose of the Transfer of the Shares and Subordinated Loans as stated in Section 14.3 above, the sale and purchase price of the Shares and Subordinated Loans shall be at (i) the then book value of such Shares and the outstanding principal and accrued interest of the Subordinated Loans as determined by the Auditor in the case of Subsections 14.1 (a) through (b) above, or (ii) seventy-five percent (75%) of the par value of such Shares or seventy-five percent (75%) of the then book value of such Shares as determined by the Auditor, whichever is less, and seventy-five percent (75%) of the outstanding principal and accrued interest of the Subordinated Loans in the case of Subsection 14.1(c) above.

14.5 Share and Subordinated Loan Transfer. Within thirty (30) days after the Share and Subordinated Loans purchase price is determined in accordance with Section 14.4:

     (a)  the Defaulting Party shall:

         (i) execute and deliver to the purchaser the relevant documents required to transfer the Shares and assign the Subordinated Loans;

         (ii)  deliver   to    the   purchaser    the   share
               certificate(s) (if any) relating to the Shares and loan and security documents relating to the Subordinated Loans;

         (iii) deliver to the purchaser a letter of resignation from each of the Director(s) and Commissioner(s) appointed or elected on its nomination with a waiver of all claims for compensation for loss of office;

         (iv) deliver to the purchaser a bank check for one half of the amount of any stamp or other transfer tax or duty payable in respect of the Transfer of the Shares and Subordinated Loans, failing which the purchaser may deduct such sum from the purchase price of the Shares and Subordinated Loans;

         (v) deliver to the purchaser all books and records of the Project Company in its possession or in the possession of Director(s) or Commissioner(s) thereof elected or appointed on its nomination;

         (vi) co-operate with the purchaser in the orderly transfer of the Shares and Subordinated Loans and, where appropriate, control and management of the business and affairs of the Project Company to the purchaser.

    (b) the purchasing Party shall deliver to the Defaulting Party a bank check for the purchase price of the Shares and Subordinated Loans less any deduction in respect of stamp or other tax or duty in accordance with subparagraph (a)(iv) of this Section 14.5.


ARTICLE 15.  EFFECT OF TERMINATION AND DISSOLUTION

     Termination of this Agreement for any cause shall not release the Parties from any liability which at the time of termination has already accrued or which thereafter may accrue in respect of any act or omission prior to such termination. Further, any such termination hereof shall in no way affect the survival of rights and obligations of the Parties which are expressly stated elsewhere in this Agreement to survive termination hereof. To the extent necessary to give effect to the termination provisions of this Agreement, the Parties hereby waive the provisions of Article 1266 of the Indonesian Civil Code to the extent they require judicial approval of the termination of contracts.

ARTICLE 16.     DISPUTE RESOLUTION

16.1 Amicable Settlement. Any dispute arising out of or in connection with this Agreement or its performance, including the validity, scope, meaning, construction, interpretation, application, breach or termination hereof, shall to the extent possible be settled amicably by negotiation and discussion between the Parties. Any Party wishing to invoke the right to conduct such settlement negotiations shall give written notice to the other Parties of the substance of the dispute and propose a schedule of conferences to resolve the matter.

16.2 Arbitration Rules. Any such dispute not settled by amicable agreement within sixty (60) days of receipt of the written notice described in Section 16.1 (or such other period as may be agreed by all Parties in writing in any specific case) it shall be finally settled by arbitration in Singapore as an international arbitration under the auspices of the Singapore International Arbitration Centre and applying the UNCITRAL Arbitration Rules. In the event of a conflict between the UNCITRAL Arbitration Rules and the terms of this
Agreement,  the  terms  of  this  Agreement   shall  govern.
Documents may be submitted in either English or Japanese without the need for translation.

16.3  Arbitrators.    Any   arbitration  hereunder   shall  be
conducted in both the English and Japanese languages before a panel of three arbitrators. Each arbitrator shall preferably be fluent in both English and Japanese, but if fluent in only one of such language, an interpreter shall be retained and paid for by the Parties equally. The arbitrators shall be appointed in accordance with the following provisions:

     (a) where only two Parties are involved in the dispute, each Party shall appoint one arbitrator and the two arbitrators so appointed shall select the third arbitrator (who shall not be a resident or national of the same country as either of the Parties involved in the dispute). The third arbitrator shall act as the presiding arbitrator;

     (b) if within a period of 30 days from the date of the notice of arbitration, a Party has failed to appoint an arbitrator, or, the two appointed arbitrators have failed to select the third arbitrator within 30 days after both arbitrators have been appointed, the Chairman of the Singapore International Arbitration Centre shall appoint such arbitrator or arbitrators as have not been appointed; and

     (c) where more than two Parties are involved in the dispute, the Chairman of the Singapore International Arbitration Centre shall appoint each of the three arbitrators, and select one as the presiding arbitrator.

16.4 Arbitration Award. The award rendered in any arbitration commenced hereunder shall apportion the costs of the arbitration. In accordance with Section 631 of the Indonesian Code of Civil Procedure the arbitrators shall not be bound by strict rules of law where they consider the application thereof to particular matters to be inconsistent with the spirit of this Agreement and the underlying intent of the Parties, and as to such matters their conclusions shall reflect their judgment of the correct interpretation of all relevant terms hereof and the correct and just enforcement of this Agreement in accordance with such terms.

16.5 Award to be Final and Conclusive. The award rendered in any arbitration commenced hereunder shall be final and conclusive, and judgment thereon may be entered in any court having jurisdiction for its enforcement. The Parties expressly agree to waive Article 641 of the Indonesian Code of Civil Procedure and Articles 15 and 108 of Law No. 1 of 1950 (Supreme Court Rules), and accordingly there shall be no appeal to any court from the decision of the panel of arbitrators. No Party shall be entitled to commence or maintain any action in a court of law upon any matter in dispute until such matter shall have been submitted and decided as herein provided and then only for the enforcement of the board of arbitration's award.

16.6      Performance  of   Obligations  Pending   Decision.
Pending submission to the board of arbitration and thereafter until the board of arbitration gives its award, the Parties hereto agree that they will continue to perform all their respective obligations under this Agreement without prejudice to the final judgment in accordance with the said award.

16.7 Waiver of Right to Terminate Board of Arbitration.
The Parties hereto expressly agree to waive the applicability of Article 650.2 of the Indonesian Commercial Code, so that the appointment of the board of arbitration shall not terminate as of the sixth month from the date of its appointment. The mandate of the board of arbitration reconstituted in accordance with the terms hereof shall remain in effect until a final arbitral award has been issued by the board of arbitration.


Article 17.  REPRESENTATIONS AND WARRANTIES

17.1 Corporate Power. Each Party warrants that it has full corporate power to enter into this Agreement and to perform its obligations hereunder according to the terms of this Agreement, and that it has taken all necessary corporate or other actions to authorize its entry into and performance of this Agreement.

17.2 Statements True.  Each   Party   warrants    that   the
statements made relating to it in this Agreement are true and accurate and that nothing further needs to be stated to prevent such statements from being misleading.


Article 18.    CONFIDENTIALITY

18.1 Confidential Treatment/Permitted Disclosures. Each of the Parties covenants and agrees not to (a) use any of the Project proprietary or confidential information (as herein defined), including but not limited to proprietary and confidential technical information such as drawings, documents, specifications and non-public data and procedures, furnished by any Party or its Affiliates or developed pursuant to the AIP, the Project Planning Agreement, or this Agreement (collectively, the ``Project Information'') for any commercial purpose other than in connection with the Project, and (b) divulge any Project Information to third parties without the consent of the other Parties; except that (i) any Party may disclose Project Information to such of its directors, officers, employees, consultants and advisors (including financial and legal advisors) as have a reasonable need to know such Project Information in connection with arranging the Project Financing Agreements and its equity participation in the Project (in each case pursuant to a written agreement whereby the recipient agrees to keep such Project Information confidential); (ii) FI shall have the right to disclose such Project Information to the Government in furtherance of its obligations under the COW; and (iii) each other Party may disclose Project Information as required in accordance with applicable laws and for the due enforcement of its rights hereunder and under the Major Contracts.

     Notwithstanding the above, no Party shall be under any obligation of confidentiality and restricted use as to any Project Information and knowledge based thereon, which, as evidenced by documents,

    c) was in the lawful possession of the receiving party prior to the disclosure thereof by the disclosing party and which was not obtained by the receiving party either directly or indirectly from the disclosing party or another Party, or

    d) is, after disclosure by the disclosing Party, lawfully disclosed to the receiving party by a third party having no obligation of secrecy to the disclosing party as to the said information, or

    e) is or at any time becomes available to the public through no act, failure to act or other legal fault of receiving party.

Specific information disclosed to a receiving party shall not be deemed to be within the foregoing exceptions merely because such information is embraced by more general information in the public domain or is in the possession of receiving party. In addition, any combination of features shall not be deemed to be within the foregoing exceptions merely because individual features are in the public domain or in the possession of receiving party, but only if the combination itself and its principles of operation are in the public domain or in the possession of receiving party.

18.2 Implementation. Each Party further agrees to make all reasonable efforts, and to take all reasonable precaution, to prevent any of its employees or personnel, or any other persons, from obtaining or making any unauthorized use of, or effecting any disclosure of any Project Information. The Parties shall implement this policy of confidentiality in part by appropriate contract provisions, including but not limited to appropriate terms in contracts of employment.

18.3 Treatment of Project Information by the Project Company. Each Party further agrees that the Project Company shall treat all Project Information as confidential and shall not disclose all or any part of it to any third party or otherwise seek to exploit all or any part of it without the prior written consent of the Party(ies) from which it was derived.

18.4 Obligations to Survive. The obligations contained in this Article 18 shall bind the Parties during the term of this Agreement and shall continue to bind the Parties after this Agreement is terminated (for whatever cause) or expires for a period of five (5) years thereafter.


Article 19.     ASSIGNMENT

     Except as provided herein concerning the authorized Transfer of Shares or Subordinated Loans, no Party may assign any of its rights or obligations under this Agreement without the prior written consent of the other Parties. In the event an assignment is consented to by the other Parties, this Agreement shall inure to the benefit of and be binding upon such assignee and its successors or assigns, and such assignee shall execute an appropriate document or documents as necessary to become a Party to this Agreement.


Article 20.     LAW AND INTERPRETATION

20.1 Governing Law. The provisions of this Agreement shall be governed in all respects by and construed in accordance with the laws of Japan.

20.2 Governing Language of this Agreement. This Agreement is executed in the English language which shall be the governing language despite translation into any other language(s).

20.3 Headings. The headings of the Articles and Sections in this Agreement and table of contents shall not form part of this Agreement and shall be disregarded in interpreting and construing this Agreement.


Article 21. SEVERABILITY

     If one or more of the provisions herein shall be void, invalid, illegal or unenforceable in any respect under any applicable law or decision, the validity, legality and enforceability of the remaining provisions contained shall not be affected or impaired in any way. Each Party hereto shall, in any such event, execute such additional documents as the other Party(ies) may reasonably request in order to give valid, legal and enforceable effect to any provision hereof which is determined to be invalid, illegal or unenforceable as written in this Agreement.

Article 22. NOTICES

22.1 Manner of Delivery/Addresses. Except as expressly set out in this Agreement to the contrary, all notices and other communications to be given to a Party under this Agreement shall be in writing in the English language and communicated by personal delivery, mail or facsimile from one Party to the other Party(ies) at their respective addresses as follows:

     FI:       P.T. Freeport Indonesia Company
               Plaza 89, 5th Floor
               Jl. H.R. Rasuna Said Kav. X-7 No.6
               Jakarta 12940 Indonesia
               Attention:     President
               Fax Number: 62-21-850-6736

          with a copy to:

               P.T. Freeport Indonesia Company
               1615 Poydras Street
               New Orleans, LA 70112 U.S.A.
               Attention: Legal Department
               Fax Number:   1-504-585-3513

     MMC:      Mitsubishi Materials Corporation
               1-5-1 Ohtemachi
               Chiyoda-ku
               Tokyo 100, Japan
               Attention: General Manager, Metals Division
               Fax Number: 81-3-5252-5848

     FLUOR:    Fluor Daniel Asia, Inc.
               3333 Michelson Drive
               Irvine, Calif. 92730
               Attention: President
               Fax Number:

Subject to any express provisions contained in this Agreement to the contrary, the notices and other communications shall be deemed delivered when sent in the case of facsimile transmissions or personal delivery, and ten (10) days after sending in the case of mail.

22.2 Change of Address. Any Party hereto may at any time change its address by written notice to the other Parties of such change.

Article 23.     FORCE MAJEURE

     No Party shall be liable for any delay or failure in the performance of any of its obligations under this Agreement to the extent that such delay or failure is caused by Force Majeure, provided that the Party whose performance is prevented or delayed by such Force Majeure shall make every good faith effort to overcome or dispel the event of Force Majeure, and further provided that Force Majeure shall not excuse a failure to pay money when due. For the purposes of
this  Agreement,  "Force  Majeure"   shall  mean   events  or
circumstances beyond the reasonable control of a Party such as lightning, fire, explosion, storm, wind, flood, tidal wave, earthquake, tempest or other natural disasters of overwhelming proportions or acts of God; civil commotion, rebellion, war, sabotage, riot, strike, lock out or industrial unrest; or the enactment of any law or regulation not existing or not applicable on the date of this Agreement by the Government which renders the Project economically impracticable, or the nationalization, expropriation or compulsory acquisition of the Project or any part thereof by the Government.


Article 24. ENTIRE AGREEMENT

    This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and, with the exception of the Project Planning Agreement, supersedes all prior agreements, understandings and negotiations, both written and oral, between the Parties with respect to the subject matter of this Agreement, including without limitation the AIP. Insofar as possible this
Agreement shall be interpreted to be consistent with the Project Planning Agreement, provided, however, that in the event of a direct inconsistency, this Agreement shall take precedence. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any Party hereto.


Article 25. AMENDMENTS

     This Agreement may not be modified or amended except in writing and with the unanimous agreement of the Parties hereto.


Article 26.     NO THIRD PARTY BENEFICIARIES

     Neither this Agreement nor any provision hereof is intended to confer upon any person, firm, corporation or other entity other than the Parties hereto any rights or remedies hereunder.

IN WITNESS WHEREOF, the Parties have cause this Agreement to be executed by their duly authorized representatives on the date and year and place first written above.


Witness:

                         MITSUBISHI MATERIALS CORPORATION


                         By:

                         Title:


                         P.T. FREEPORT INDONESIA COMPANY


                         By:

                         Title:


                         FLUOR DANIEL ASIA, INC.


                         By:

                         Title: